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                                                                     EXHIBIT 5.1

                        OPINION OF HUGHES & LUCE, L.L.P.

                       [HUGHES & LUCE, L.L.P. LETTERHEAD]
                          1717 Main Street, Suite 2800
                               Dallas, Texas 75201
                                 (214) 939-5500

                                  June 12, 2000

Fresh America Corp.
6600 LBJ Freeway
Suite 180
Dallas, Texas 75240

Gentlemen:

         We have acted as special counsel to Fresh America Corp., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 576,134 shares of the Company's common stock, par value $.01 per share, issuable upon exercise of the Company's Series A Warrants and Series B Warrants (the "Warrants"), such warrants held by the Selling Shareholders (the "Selling Shareholders") as described in the Registration Statement of the Company on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about June 12, 2000.

         In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

         Based on the foregoing, we are of the opinion that the Warrants have been duly and validly authorized and reserved for issuance and, when the Warrant Shares have been issued and sold in accordance with the terms of the Warrants and the Amended and Restated Warrant Agreement, will be validly issued, fully paid and nonassessable.

         This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of such shares of common stock under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                      Very truly yours,

                                                      /s/ Hughes & Luce, L.L.P.